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                                   Exhibit 5.1
                                   -----------

                    [Blake, Cassels & Graydon LLP Letterhead]

May 31, 2002

The Descartes Systems Group Inc.
120 Randall Drive
Waterloo, Ontario
N2V 1C6

Dear Sir or Madam:

         Re: Registration Statement on Form S-8 Relating to Certain Option Agreements

         Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by The Descartes Systems Group Inc. (the "Company") on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933 relating to an aggregate of 111,500 Common Shares of the Company (the "Shares") issuable pursuant to the option agreements between the Company and certain individuals listed in Schedule "A" hereto (the "Option Agreements").

         We have examined, and are familiar with, and have relied as to factual matters solely upon, certified copies of the Option Agreements, the currently effective articles and by-laws of the Company, certified resolutions of the Board of Directors of the Company and originals or certified copies of such other documents, certificates and proceedings as we have deemed necessary for the purpose of rendering this opinion.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the applicable Option Agreement providing for such issuance of and payment, will be validly issued as fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                                Yours truly,



                                                /s/ BLAKE, CASSELS & GRAYDON LLP


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                                  Schedule "A"

                            List of Option Agreements
                            -------------------------

1. The Option Agreement between the Company and Johan Ruthstrom dated January 1, 2002.

2. The Option Agreement between the Company and Stephanie Abner dated December 21, 2000.

3. The Option Agreement between the Company and Sue Badillo dated December 21, 2000.

4. The Option Agreement between the Company and Melissa Barrett dated December 21, 2000.

5.       The Option Agreement between the Company and Pat Brady dated
         December 21, 2000.

6. The Option Agreement between the Company and Nebojsa Brajkovic dated December 21, 2000.

7. The Option Agreement between the Company and Julie Brinkman dated December 21, 2000.

8. The Option Agreement between the Company and Jennifer Byerly dated December 21, 2000.

9. The Option Agreement between the Company and Angela Chamberlin dated December 21, 2000.

10. The Option Agreement between the Company and Fred Cuthbertson dated December 21, 2000.

11. The Option Agreement between the Company and Dennis Dahl dated December 21, 2000.

12. The Option Agreement between the Company and Billie Darrow dated December 21, 2000.

13. The Option Agreement between the Company and Maureen Davis dated December 21, 2000.

14. The Option Agreement between the Company and Linda Duvall dated December 21, 2000.

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15.      The Option Agreement between the Company and Sherry Estes dated
         December 21, 2000.

16. The Option Agreement between the Company and Kim Hammel dated December 21, 2000.

17. The Option Agreement between the Company and Tricia Johnson dated December 21, 2000.

18. The Option Agreement between the Company and Rob Martini dated December 21, 2000.

19. The Option Agreement between the Company and Mike O'Heron dated December 21, 2000.

20. The Option Agreement between the Company and Dana Parker dated December 21, 2000.

21. The Option Agreement between the Company and Charles Paterson dated December 21, 2000.

22. The Option Agreement between the Company and Mike Peplinski dated December 21, 2000.

23. The Option Agreement between the Company and Scott Sangster dated December 21, 2000.

24. The Option Agreement between the Company and Donna Sundstrom dated December 21, 2000.

25. The Option Agreement between the Company and Rachel Vandenbark dated December 21, 2000.

26. The Option Agreement between the Company and Christine Walls dated December 21, 2000.

27. The Option Agreement between the Company and Richard Beedenbender dated May 14, 2001.

28. The Option Agreement between the Company and Richard Beedenbender dated May 14, 2001.

29.      The Option Agreement between the Company and Kim Berecz dated
         May 14, 2001.

30.      The Option Agreement between the Company and Fred Hale dated
         May 14, 2001.


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31.      The Option Agreement between the Company and Naresh Hingorani dated
         May 14, 2001.

32.      The Option Agreement between the Company and Patti Lee dated
         May 14, 2001.

33.      The Option Agreement between the Company and Karen O'Brien dated
         May 14, 2001.

34.      The Option Agreement between the Company and Edward Sands dated
         May 14, 2001.

35. The Option Agreement between the Company and Whitney Stengel dated May 14, 2001.

36.      The Option Agreement between the Company and Jim Watkins dated
         May 14, 2001.

37.      The Option Agreement between the Company and Jim Watkins dated
         May 14, 2001.